SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2015

KEYUAN PETROCHEMICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park

Ningbo Economic & Technological Development Zone

Ningbo, Zhejiang Province

P.R. China 315803

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955

 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:

Hunter Taubman Fischer LLC

1450 Broadway, Floor 26

New York NY 10018

Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 –Matters Relates to Accountants and Financial Statements

Item 4.01 Change in Registrant’s Certifying Accountant

Effective October 31, 2015, Keyuan Petrochemicals, Inc. (the “Company” or “Keyuan”) engaged Marcum Bernstein & Pinchuk LLP (“Marcum”) as its new Independent registered public accounting firm to provide annual audit services for the year ended December 31, 2014 and reviews for quarters during the fiscal year ended December 31, 2015. The decision to engage Marcum was approved by the Company’s audit committee of the board of directors.  During its two most recent fiscal years, and during any subsequent interim period prior to the date of Marcum’s engagement, the Company did not consult the new auditor regarding either: (i) the application of accounting principles to a proposed or completed specified transaction, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event within the meaning set forth in Regulation S-K, Item 304 a(1)(iv) or (a)(1)(v).

Section 5—Corporate Governance and Management

Item 5.02 Appointment of Principal Officers

On March 1, 2015, the Board of Directors of the Company appointed Mr. Tao as the Acting Chief Financial Officer and Acting Vice President of Accounting of the Company, effective immediately, to replace Mr. Baojun Zheng, the former CFO and Vice President of Accounting who resigned on December 23, 2014 due to personal reasons but stayed at the Company as an Acting Chief Financial Officer and Vice President of Accounting during the interim period.

On October 1, 2015, Mr. Dingan Zhang, was appointed by the Board to replace Mr. Tao as the Chief Financial Officer and Vice President of Accounting of the Company, effectively immediately. Mr. Tao remains in his position as the Chief Executive Officer, President and Chairman of the Company.

Mr. Zhang joined Keyuan in March 2015 as an accounting manager responsible for designing and implementing accounting policy, budget control and management, investment management, internal control and accounting control, etc. Prior to joining Keyuan, Mr. Zhang worked at Ningbo SoundKing Group Group Co., Ltd from April 2013 to February 2015. Mr. Zhang worked at Shanshan Corporation from February 2010 to March 2013. Mr. Zhang graduated from China University of Petroleum in 1995 majoring in Accounting Management.

Section 8 – Other Events

Item 8.01. Other Events

On February 13, 2014, the Brown Law Firm filed a derivative action suit (the “Derivative Action”) on behalf of the Company alleging certain and former current officers and directors of the Company had violated their fiduciary duties between at least April 22, 2010 to October 20, 2011. The Company and Plaintiff have entered a settlement of the Derivative Action pursuant to the terms of a Stipulation of Settlement. On October 5, 2015, the Court entered an order granting final approval of the settlement. The case is now dismissed.

On November 15, 2011, the Rosen Law Firm filed a class action suit, alleging the Company had violated federal securities laws by issuing materially false and misleading statements and omitting material facts with regard to disclosure of related party transactions and effectiveness of internal controls in past public filings. After litigating the case for several years, the parties entered a Stipulation of Settlement, the terms of which the Court entered an order granting final approval of on October 9, 2015. The case is now dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: November 5, 2015	By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer

3